SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                 April 1, 1998


                            GABLES RESIDENTIAL TRUST
             (Exact name of Registrant as specified in its charter)




          Maryland                     1-12590                  58-2077868
(State or other jurisdiction      (Commission File           (I.R.S. Employer
      of incorporation)                Number)              Identification No.)



                       2859 Paces Ferry Road, Suite 1450
                             Atlanta, Georgia 30339
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                  770-436-4600

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

Gables Residential Trust (the "Company") is a self-administered and self-managed real estate investment trust. Substantially all of the Company's business is conducted through, and all of the Company's interests in property are held by or through, Gables Realty Limited Partnership (the "Operating Partnership"), of which the Company is currently a 77.5% economic owner (excluding the Company's direct or indirect ownership of 100% of the Operating Partnership's Series A Preferred Units) and which the Company controls through Gables GP, Inc., a wholly-owned subsidiary of the Company and the sole general partner of the Operating Partnership. The term "Company" as used herein means Gables Residential Trust and its subsidiaries on a consolidated basis (including the Operating Partnership and its subsidiaries).

On April 1, 1998, the Company consummated the acquisition of the properties and operations of Trammell Crow Residential South Florida ("TCR/SF"), consisting of 15 multifamily apartment communities (the "South Florida Communities") containing a total of 4,197 apartment homes (assuming completion of two South Florida Communities currently under construction), and all of TCR/SF's residential construction and development and third-party management activities in South Florida. Such acquisition was made pursuant to a Contribution Agreement dated March 16, 1998 (the "Contribution Agreement") between the Company and the Operating Partnership and certain entities affiliated with TCR/SF (the "Sellers"). The South Florida Communities are located in Palm Beach County, Broward County and Dade County and encompass the metropolitan areas of Palm Beach, Fort Lauderdale and Miami, respectively.

The Company acquired the South Florida Communities, the third-party management business and other properties and assets of TCR/SF in exchange for (i) $155.0 million in cash, (ii) the assumption of approximately $135.9 million of tax-exempt debt and (iii) the initial issuance of 2,348,416 limited partnership units of the Operating Partnership ("Units"). In addition, approximately $12.5 million of the purchase price will be retained by the Company until January 1, 2000, at which time the Company will issue to certain of the Sellers a number of Units (the "Deferred Units") equal in value to such retained amount (subject to possible decrease pursuant to the terms of the Contribution Agreement). The Deferred Units will be valued based on the average of the closing prices of the Company's common shares of beneficial interest, par value $.01 per share, on the New York Stock Exchange during a 15 trading day period preceding the date of issuance. The cash portion of the purchase price was financed through borrowings under (i) the Company's $175 million unsecured revolving credit facility with Wachovia Bank of Georgia, N.A. ("Wachovia"), as agent bank, and four other participant banks and (ii) the Company's $20 million unsecured revolving credit facility with Wachovia.
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The Contribution Agreement was negotiated at arms length between the Company and representatives of the Sellers. Neither the Company, any subsidiary of the Company nor any director or officer of the Company was affiliated with or had a material relationship with the Sellers. In determining the price to purchase the assets and organization of TCR/SF, the Company evaluated various components of the transaction, including, among others, the South Florida Communities, ongoing expertise and development pipeline, the third-party management and brokerage business and the tax-exempt bond financing to be assumed. The majority of the purchase price pertained to the South Florida Communities. In assessing the South Florida Communities acquired, the Company's management considered the existing leases, which are the primary source of revenue, the occupancy rates, the competitive nature of the markets and comparative rental rates. Furthermore, current and anticipated operating expenses, maintenance and repair costs, real estate taxes and capital improvement requirements were evaluated. In assessing
the  third-party   management  business  acquired,   the  Company's   management
considered the existing contracts, which are the primary source of revenue, and the related costs necessary to manage that business.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired:

     Financial statements for TCR/SF will be filed by amendment as soon as practicable, but not later than June 15, 1998.

(b)  Pro Forma Financial Information:

     Pro forma financial information will be filed by amendment as soon as practicable, but not later than June 15, 1998.

(c)  Exhibits:

Exhibit No.
-----------

10.1 Contribution Agreement dated March 16, 1998 (incorporated herein by reference to the Company's Current Report on Form 8-K dated March 16, 1998 (File No. 1-12590)).

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   April 16, 1998            GABLES RESIDENTIAL TRUST



                                   /s/ Marvin R. Banks, Jr.
                                   -------------------------
                                   By:     Marvin R. Banks, Jr.
                                           Chief Financial Officer